UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2011

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 28920
Fresno, California    93729
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

7 River Park Place East, Fresno, California   93720
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

As previously disclosed, on January 14, 2009, Gottschalks Inc. (the "Company") filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (administered under Case No. 09-10157). Additionally, as previously disclosed, on February 18, 2011, the Bankruptcy Court entered an order confirming the Company's Chapter 11 Plan of Liquidation (February 1, 2011 Modification) [Docket No. 2225] (the "Plan").

On February 28, 2011 (the "Effective Date"), the Plan became effective pursuant to the terms thereof and, from and after the Effective Date, the terms of the Plan began to govern the wind down of the Company's estate and distributions of the Company's assets to its creditors. Also, on the Effective Date, the shares of common stock of the Company were deemed cancelled.

The Company intends to file a Form 15 with the Securities and Exchange Commission to terminate registration of the Company's common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On the Effective Date, and pursuant to the Plan, the members of the Company's board of directors, Dale D. Achabal, James L. Czech, James R. Famalette, Joseph W. Levy, Sharon Levy, Thomas H. McPeters, Joseph Penbera, Jorge Pont Sanchez, Philip Schlein and James Woodward, were deemed to have resigned.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOTTSCHALKS INC.

March 2, 2011	By: /s/ J. Gregory Ambro Name: J. Gregory Ambro Title: Responsible Person